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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report: November 28, 1997



                           VION PHARMACEUTICALS, INC.
            --------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          ----------------------------
                 (State of other jurisdiction of incorporation)




             0-26534                                       13-3671221
      ----------------------                          --------------------
     (Commission File Number)                  (IRS Employer Identification No.)










                4 Science Park, New Haven, CT                 06511
          ----------------------------------------      ----------------
          (Address of principal executive offices)         (Zip Code)



Registrant's telephone no. including area code: (203) 498-4210
                                                --------------


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Item 5. Other Events.

Vion Pharmaceuticals, Inc. and Boehringer Ingelheim GmBH announced on November 25, 1997 that they have entered into an exclusive worldwide licensing agreement for the development and marketing of Promycin(R) (porfiromycin), Vion's most advanced anticancer agent, Promycin, which targets hypoxic or oxygen depleted cancer cells, is currently in Phase III trials in the United States and Europe for use in combination with radiation therapy for solid tumors of the head and neck. Both primary and metastatic tumors have been shown to contain areas of severe oxygen depletion.

Under the terms of the agreement, Vion will have exclusive co-promotion rights to Promycin in North America. Boehringer Ingelheim Corporation in the U.S. and Vion will co-promote Promycin in the Unites States. Outside North America, Boehringer Ingelheim will have exclusive worldwide rights to market and sell Promycin. In exchange for these rights, Boehringer Ingelheim will pay Vion up to $50 million, in the form of upfront licensing fees, development milestones and expenses, and an equity investment. These payments are exclusive of royalty payments on future sales outside North America and co-promotion revenue income in North America. Upfront technology access fees will total $4.0 million, and Boehringer Ingelheim has made a $3.0 million equity investment in Vion at a premium to the current market price. Both Boehringer Ingelheim and Vion will share in worldwide development costs. Vion will manufacture and supply Promycin for all territories.

This relationship With Boehringer Ingelheim is Vion Pharmaceuticals' first agreement with a major pharmaceutical company.

Promycin was granted orphan drug designation for head and neck cancer and cervical cancer from the U.S. Food and Drug Administration (FDA) in 1996 and 1997, respectively.

Boehringer Ingelheim is one of the world's leading multinational pharmaceutical companies and is represented with about 160 subsidiaries around the world. In 1996, the Corporation had global sales of above DM 7 billion. Last year Boehringer Ingelheim spent DM 1.2 Billion on R&D, equivalent to 17% of sales. The Company which has an established business in palliative care and extensive



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oncology research programs is committed to making cancer a major focus for the future.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to discovering, developing and commercializing novel products and technologies for the treatment of cancer and vital diseases. The Company has focused its research efforts in five principal areas: hypoxic cancer cell therapeutics, TAPET (TM) (Tumor Amplified Protein Expression Therapy) cancer therapy, alkylating agent prodrugs, ribonucleotide reductase inhibitors and nucleoside analogs.


















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  Vion Pharmaceuticals, Inc.
                                                  (Registrant)

 Date: November 28, 1997

                                                  /s/ Thomas E. Klein
                                                  ------------------------------
                                                  Thomas E. Klein
                                                  Vice President Finance
                                                  (Duly authorized signatory and
                                                  Chief Financial Officer)















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